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                           CONSENT OF INDEPENDENT AUDITORS
                           -------------------------------

         We consent to the use of our report dated June 30, 1997, accompanying the financial statements of the Dean Witter Select Equity Trust Select 5 Industrial Portfolio 97-4, included herein and to the reference to our Firm as experts under the heading "Auditors" in the prospectus which is a part of this registration statement.


                                  Deloitte & Touche LLP
                                  Deloitte & Touche LLP


June 30, 1997
New York, New York